UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 27, 2008

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

1722 Boxelder St., Suite 101, Louisville, Colorado 80027
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

        On May 27, 2008, Security With Advanced Technology, Inc., a Colorado corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with PepperBall Technologies, Inc., a Delaware corporation (“PepperBall”), and PTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”).

        Subject to the terms and conditions of the Merger Agreement, upon the filing of a certificate of merger with the Delaware Secretary of State (the “Effective Time”), the Merger Sub will be merged with and into PepperBall (the “Merger”), with PepperBall surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

        As consideration for the Merger, the stockholders of PepperBall immediately prior to the Effective Time of the Merger will be issued shares of the Company’s common stock comprising an aggregate of 50% of the outstanding capital stock of the Company at the Effective Time of the Merger (assuming the conversion of all of the Company’s and PepperBall’s outstanding shares of preferred stock and subject to the payment of any of PepperBall’s dissenting stockholders). Accordingly, the Company’s stockholders immediately prior to the Effective Time of the Merger will own the remaining 50% of the outstanding capital stock of the Company at the Effective Time of the Merger (assuming the conversion of all of the Company’s and PepperBall’s outstanding shares of preferred stock and subject to the payment of any of PepperBall’s dissenting stockholders). PepperBall’s stockholders are entitled to dissent from the Merger and obtain an appraisal of the fair value of their PepperBall shares in accordance with their appraisal rights under Delaware law, in which case properly dissenting stockholders of PepperBall may not be permitted to participate in the Merger. In addition, if within nine months following the closing of the Merger, the Company raises additional financing through the sale of the Company’s equity securities, then PepperBall’s stockholders will be entitled to receive additional shares of the Company’s common stock as anti-dilution protection upon the closing of such subsequent equity financing based upon a formula set forth in the Merger Agreement.

        Upon the Effective Time of the Merger, the Company’s board of directors will be comprised of five designees selected by the Company (Greg Pusey, Gail Schoettler, Thomas Marinelli, Robert Williams and David Welch) and five designees selected by PepperBall (Eric Wenaas, John Stiska, Jeff Nash, Jack Fitzpatrick and Richard Collato). Pursuant to the Merger Agreement, following the closing of the Merger, the Company’s President and Chief Executive Officer will be Eric Wenaas, PepperBall’s current President and Chief Executive Officer, and the Company’s Chief Financial Officer will be Jeffrey McGonegal, the Company’s current Chief Executive Officer and Chief Financial Officer. In addition, upon the Effective Time of the Merger, the Company will change its name to “PepperBall Technologies, Inc.”

        The Company will assume all of PepperBall’s outstanding stock options and warrants, whether vested or unvested, and the assumed options and warrants shall continue to have and be subject to the same terms and conditions governing such options or warrants, except that such options or warrants will be exercisable for shares of the Company’s common stock on the same basis established for the exchange of PepperBall’s outstanding common stock for shares of the Company’s common stock as described above. The Company will include the shares of its common stock issuable upon exercise of the assumed PepperBall options in its previously filed registration statement on Form S-8 or, if unable to include the shares in the previously filed registration statement, the Company will prepare and file with the SEC another registration statement on Form S-8 to register such shares.

        The Merger Agreement further provides that holders of certain outstanding promissory notes issued by PepperBall shall be exchanged for new promissory notes issued by the Company at the Effective Time of the Merger in the same principal amount plus accrued interest thereon. The new promissory notes shall be unsecured, bear interest (accruing to maturity) at the rate of 10% per annum and mature 15 months from the closing date of the Merger. At the note holder’s option (and subject to certain limitations), the principal amount and all accrued interest under the promissory notes may be converted at any time into shares of the Company’s common stock at a rate based upon the average closing price of the Company’s common stock for the six-month period ended on the trading day immediately prior to the date the holder of the promissory note requests conversion.

        Pursuant to the terms of the Merger Agreement, following the execution of the Merger Agreement, the Company and PepperBall will enter into a mutual full settlement (with prejudice) agreement relating to the current litigation pending in the United States District Court, Southern District of California between the Company and PepperBall (the “Litigation”), which settlement agreement shall become effective, if at all, upon the consummation of the Merger and shall be filed no later than 10 days after the closing of the Merger.

        The Merger Agreement prohibits the Company, PepperBall and certain affiliates of each of the Company and PepperBall, from directly or indirectly soliciting, initiating or encouraging the submission of any proposal (an “Acquisition Proposal”) that would result in a merger, consolidation, share exchange, recapitalization, business combination, change of control, sale, lease, exchange, mortgage, pledge, transfer or disposition of all or substantially all of its assets, a tender offer or exchange offer for 20% or more of its outstanding common stock or a filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, or any public announcement of a proposal, plan, intention or agreement to engage in any of the foregoing transactions. Notwithstanding the foregoing, in the event that the Company or PepperBall receives an unsolicited Acquisition Proposal prior to the approval of the Merger Agreement by the Company’s or PepperBall’s stockholders, as applicable, the Company or PepperBall may furnish nonpublic information regarding the Company or PepperBall, as applicable, or enter into discussions with, any party (an “Interested Party”) in response to a bona fide Acquisition Proposal that can reasonably be expected to lead to a Superior Proposal (as defined below) that is submitted to the Company or PepperBall, as applicable, by an Interested Party (and not withdrawn) if (i) neither the Company or PepperBall, as applicable, nor any of its subsidiaries or any representative of any of the Company or PepperBall or its subsidiaries shall have violated any of the exclusivity restrictions set forth in the Merger Agreement, (ii) the board of directors of the Company or PepperBall, as applicable, concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action would be inconsistent with fiduciary duties of the board of directors of the Company or PepperBall, as applicable, to the Company’s or PepperBall’s stockholders, as applicable, (iii) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, an Interested Party, the Company or PepperBall gives written notice to the other party of the identity of the Interested Party and of the Company’s or PepperBall’s, as applicable, intention to furnish nonpublic information to, or enter into discussions with, such Interested Party, and the Company or PepperBall, as applicable, receives from such Interested Party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Interested Party by or on behalf of the Company or PepperBall, as applicable, and (iv) at least two business days prior to furnishing any such nonpublic information to such Interested Party, the Company or PepperBall, as applicable, furnishes such nonpublic information to the other party (to the extent such nonpublic information has not been previously furnished by the Company or PepperBall, as applicable). “Superior Proposal” is defined in the Merger Agreement as an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding common stock and preferred stock of the Company or PepperBall, as applicable, on terms that the board of directors of the Company or PepperBall, as applicable, determines, in its reasonable judgment, to be more favorable to the Company or PepperBall, as applicable, and its stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated by the Merger and which is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a Superior Proposal if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party. The board of directors of the Company or PepperBall will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, its approval or recommendation of the Merger Agreement or the Merger unless such board of directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by such board of directors of its fiduciary duties to the Company’s or PepperBall’s stockholders, as applicable.

        The Merger Agreement provides for certain other provisions and conditions which are customary for agreements of this nature, such as representations, warranties, covenants, confidentiality agreements, indemnities, consent requirements and exchange procedures.

        The closing of the Merger will be on a date specified by the parties to the Merger Agreement but no later than the third business day after satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, but not limited to: (i) approval of the Merger by the stockholders of each of the Company and PepperBall; (ii) approval by the Company’s stockholders of (a) the proposal to change the Company’s name to “PepperBall Technologies, Inc.,” (b) the conversion of the Company’s Series B Convertible Preferred Stock into shares of the Company’s common stock and (c) such other proposals as the Company and PepperBall shall mutually agree to include in a joint proxy statement; (iii) the effectiveness of a registration statement on Form S-4 (which shall include a joint proxy statement and prospectus regarding the Merger Agreement and the Merger) pursuant to which the shares of the Company’s common stock to be issued as consideration for the Merger and any shares issuable pursuant to the anti-dilution provisions of the Merger Agreement discussed above shall be registered with the Securities and Exchange Commission (the “SEC”) and no stop order suspending the effectiveness of the registration statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement shall have been initiated and be continuing; (iv) approval of the listing on the Nasdaq Capital Market of the Company’s common stock issuable under the Merger Agreement; (v) obtaining necessary governmental and third party approvals, waivers and consents required for the consummation of the Merger; (vi) the conversion of all of PepperBall’s outstanding preferred stock into common stock; (vii) the Company’s possession of minimum unrestricted cash on hand of $1,000,000; and (viii) entry into a mutually acceptable employment agreement between the Company and Eric Wenaas.

        The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual written consent of the board of directors of the Company and PepperBall; (ii) the board of directors of either PepperBall or the Company, if (a) the Merger shall not have been consummated by February 27, 2009, (b) PepperBall’s stockholders do not approve the Merger, (c) the Company’s stockholders do not approve the Merger, or (d) any law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall become final and non-appealable and the terminating party shall not have breached in any material respect its obligations under the Merger Agreement, which breach causes the failure of the Merger to be consummated; (iii) PepperBall’s board of directors (a) if the Company’s board of directors has withdrawn its recommendation of the Merger or modified its recommendation in a manner adverse to PepperBall or (b) upon the occurrence of certain other events customary to agreements of this nature; and (iv) the Company’s board of directors (a) if PepperBall’s board of directors has withdrawn its recommendation of the Merger, or modified its recommendation in a manner adverse to the Company or (b) upon the occurrence of certain other events customary to agreements of this nature.

        Concurrently with the execution of the Merger Agreement, the Company delivered $495,000 to PepperBall in exchange for a promissory note from PepperBall in an equal principal amount (the “Advance Note”). The Advance Note does not bear interest and PepperBall is not obligated to repay the Advance Note unless the Merger is not consummated due to the failure of PepperBall’s stockholders to approve the Merger or if the board of directors of PepperBall withdraws its recommendation of the Merger. The Advance Note is payable within 90 days of either event. If PepperBall must repay the Advance Note, the Company, at its option, may waive the repayment of $250,000 of the Advance Note in exchange for: (i) a mutual settlement of all claims and matters relating to the Litigation; and (ii) a non-exclusive worldwide license to use PepperBall’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent version of such launchers that the Company is having produced by Tiberius Arms. Such license shall (a) have a five year initial term and the Company shall have the right to renew the license for addition five year terms unless the Company is in default under the License, (b) carry a royalty equal to 3% of the Company’s net sales of non-lethal projectiles and launchers (subject to a $100,000 per year maximum) and (c) provide for payment by the Company to PepperBall of $250,000 upon the execution of the license (which shall be satisfied by the Company’s waiver of the repayment of $250,000 of the Advance Note as described above), with 50% of such payment to be treated as a royalty prepayment. The Advance Note contains certain other customary provisions such as default provisions.

        In connection with the Merger Agreement, and as an inducement for each of the Company, the Merger Sub and PepperBall to enter into the Merger Agreement, the Company entered into: (i) a Voting Agreement dated May 27, 2008, by and among PepperBall, the Company, and certain stockholder of PepperBall (the “PepperBall Voting Agreement”); and (ii) a Voting Agreement dated May 27, 2008, by and among the Company, PepperBall and certain stockholders of the Company (the “Company Voting Agreement”), whereby, among other things, until the earlier of the closing of the Merger or the termination of the Merger Agreement, certain stockholders of each of PepperBall and the Company agreed to vote all shares of capital stock of the respective company held by them (a) in favor of the Merger, (b) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination, other than the Merger, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement which would result in any of the conditions to the respective company’s obligations under the Merger Agreement not being fulfilled and (c) in favor of any other matter required under the Merger Agreement to close the Merger. In addition, the stockholders party to each of the PepperBall Voting Agreement and the Company Voting Agreement delivered an irrevocable proxy in support of the PepperBall Voting Agreement and the Company Voting Agreement, respectively, and agreed to certain restrictions on transfer with respect to their shares of PepperBall or the Company, as applicable. Each of the PepperBall Voting Agreement and the Company Voting Agreement contains certain other provisions which are customary to agreements of this nature such as representations, warranties and covenants.

        The summaries of each of the Merger Agreement, the PepperBall Voting Agreement, the Company Voting Agreement and the Advance Note (collectively, the “Transaction Agreements”) are qualified in their entirety by reference to the full text of each of the Transaction Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

        The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and PepperBall. The Merger Agreement contains representations and warranties each of the Company and PepperBall made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

        The following disclosure is made in accordance with Rule 165 of the Securities Act of 1933, as amended, and Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

        IN CONNECTION WITH THE PROPOSED MERGER, THE COMPANY INTENDS TO FILE RELEVANT MATERIALS WITH THE SEC, INCLUDING A REGISTRATION STATEMENT ON FORM S-4 THAT WILL CONTAIN A PROSPECTUS AND A JOINT PROXY STATEMENT. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. UPON ITS FILING WITH THE SEC, INVESTORS MAY OBTAIN THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, FREE OF CHARGE EITHER AT THE SEC’S WEBSITE: WWW.SEC.GOV OR BY CONTACTING THE COMPANY AT 1722 BOXELDER STREET, SUITE 101, LOUISVILLE, COLORADO  80027 (TELEPHONE NUMBER: (303) 439-0372).

        The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-KSB/A, which was filed with the SEC on April 29, 2008. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the merger by reading the proxy statement and prospectus relating to the merger when it becomes available.

        This Current Report on Form 8-K and Exhibits 2.1, 10.1, 10.2 and 10.3 shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01   Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger and Reorganization dated May 27, 2008 by and among the Company, PTI Acquisition Corp. and PepperBall Technologies, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Merger and Regorganization have been omitted in accordance with Item 601(b)(2) of Regluation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.
10.1	Voting Agreement dated May 27, 2008 by and among the Company, Pepperball Technologies, Inc. and Certain Stockholders of PepperBall Technologies, Inc.
10.2	Voting Agreement dated May 27, 2008 by and among the Company, Pepperball Technologies, Inc. and Certain Stockholders of the Company

10.3	Advance Promissory Note dated May 27, 2008 by PepperBall Technologies, Inc. in favor of the Company
99.1	Press Release dated May 28, 2008*

* Incorporated herein by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 28, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008	Security With Advanced Technology, Inc. (Registrant) By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Executive Officer